    As filed with the Securities and Exchange Commission on March 19, 2001

                                                      Registration No. 333-48976
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                                POST-EFFECTIVE
                                AMENDMENT NO. 1
                                      To
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                                ---------------

                      METAWAVE COMMUNICATIONS CORPORATION
            (Exact name of Registrant as specified in its charter)

                                ---------------

          Delaware                                     3663                               91-1673152
-------------------------------             ----------------------------            ----------------------
(State or Other Jurisdiction of             (Primary Standard Industrial               (I.R.S. Employer
Incorporation or Organization)               Classification Code Number)            Identification Number)

                             10735 Willows Road NE
                               Redmond, WA 98052
                                (425) 702-5600
    (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

                                ---------------

                             ROBERT H. HUNSBERGER
               Chief Executive Officer and Chairman of the Board
                             10735 Willows Road NE
                               Redmond, WA 98052
                                (425) 702-5600

(Name, address including zip code and telephone number including area code, of agent for service)

                                  Copies to:
                               MARK J. HANDFELT
                               JOHN W. ROBERTSON
                              KIRK D. SCHUMACHER
                               Venture Law Group
                          A Professional Corporation
                              4750 Carillon Point
                            Kirkland, WA 98033-7355
                                (425) 739-8700

                                ---------------

       Approximate date of commencement of proposed sale to the public:
                                Not applicable.

                                ---------------

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]________

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]________

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]________

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]________


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                          DEREGISTRATION OF SECURITIES

     In accordance with the Item 17 Undertakings set forth in Metawave's Registration Statement on Form S-1 (No. 333-48976), declared effective on November 8, 2000, Metawave is filing this Post-Effective Amendment No. 1 to deregister the 5,017,854 unsold shares of its common stock, par value $0.0001 per share.

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-48976 has been signed by the following persons in the capacities and on the dates indicated:

                  Signature                                        Title                                    Date
                  ---------                                        -----                                    ----


                   *                            President, Chief Executive Officer and                 March 19, 2001
----------------------------------------        Chairman of the Board (Principal Executive
Robert H. Hunsberger                            Officer)



/S/ STUART W. FUHLENDORF                        Senior Vice President and Chief Financial              March 19, 2001
----------------------------------------        Officer (Principal Financial and Accounting
Stuart W. Fuhlendorf                            Officer)



                   *                            Director                                               March 19, 2001
----------------------------------------
Douglas O. Reudink

                   *                            Director                                               March 19, 2001
----------------------------------------
Bandel L. Carano

                   *                            Director                                               March 19, 2001
----------------------------------------
Bruce C. Edwards

                   *                            Director                                               March 19, 2001
----------------------------------------
David R. Hathaway

                   *                            Director                                               March 19, 2001
----------------------------------------
Scot B. Jarvis

                   *                            Director                                               March 19, 2001
----------------------------------------
Jennifer Gill Roberts

                   *                            Director                                               March 19, 2001
----------------------------------------
David A. Twyver


*By: /s/   STUART W. FUHLENDORF
----------------------------------------
Stuart W. Fuhlendorf
Attorney-in-Fact
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